THIS DEED is made the 13th day of August 1997

BY A.L.O.T. TRUSTEE LIMITED, a limited liability company incorporated in Jersey whose registered office is situated at Pirouet House, Union Street, St. Helier, Jersey, Channel Islands (the "Trustee").

SUPPLEMENTAL to:-

(1)   a  settlement  made between BG Services  Limited and the Trustee  (therein
      called  "Agent  Loyalty   Opportunity  Trust")  dated  23  May  1997  (the
      "Settlement"); and

(2)   a deed of amendment dated 16 July 1997.

WHEREAS:

(1)   The Trustee is the present trustee of the Settlement.

(2) By clause 22.2 of the Settlement the Trustee has power from time to time by instrument in writing to revoke, alter or amend all or any of the provisions of the Rules.

(3) The Trustee is desirous of exercising the power referred to above in such manner as hereinafter appears.

(4) The Trustee has consented to the exercise of the Settlor's power as set out above and has evidenced such consent by signing as a party hereto.

(5) Where the context permits words and phrases used herein shall bear the same meaning as in the Settlement.


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NOW THIS DEED  WITNESSETH  that in exercise of the power  conferred upon them by
Clause 22.2 of the Settlement the Trustee HEREBY DECLARES that the Rules shall be henceforth read and construed as if the provision specified in the Schedule hereto was expressly incorporated into the Rules.

IN WITNESS WHEREOF this deed has been executed by the parties the day and year first above written.

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                                  THE SCHEDULE

After sub-clause 9.3 of the Rules there shall be inserted the following additional sub-clause:

"9.4 On the termination of the Award Holder's Agency Agreement, vested Award Units can be exercised in whole or in part for a period of 90 days after the date of the Notice of Termination."

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THE COMMON SEAL of
A.L.O.T. TRUSTEE LIMITED
was hereunto affixed
in the presence of:-


/s/ C A C CHAPLIN
Director

/s/ R J PIROUET
Director